Exhibit 99.1

FPIC INSURANCE GROUP, INC.
ANNOUNCES 3-For-2 STOCK SPLIT

JACKSONVILLE, Fla.--(BUSINESS WIRE) – January 15, 2010 – FPIC Insurance Group, Inc. (NASDAQ: FPIC) (“FPIC”) today announced that its Board of Directors has declared a three-for-two stock split of its common shares in the form of a 50 percent stock dividend payable on March 8, 2010 to shareholders of record as of the close of business on February 8, 2010.  Fractional shares will be settled in cash based on the average of the high and low sale prices for FPIC common stock reported on the Nasdaq Stock Market on the record date.

“We have completed substantial share repurchases over the past several years as a result of our strong capital position.  The announced stock split will meaningfully increase our outstanding shares and is consistent with our overall capital management strategy and our commitment to driving sustainable shareholder value,” said John R. Byers, President and Chief Executive Officer.

About FPIC

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Information relating to factors that may impact our results and forward-looking statements are disclosed in our filings with the SEC.  We disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

FPIC Insurance Group, Inc.
Charles Divita, III
Chief Financial Officer
904-360-3611
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204